FOR IMMEDIATE RELEASE

MEDIA CONTACT:                                  INVESTOR CONTACT:
STEVE FORSYTH                                   JANICE KUNTZ
770-632-8322                                    404-352-2841

WORLD AIR HOLDINGS REPORTS 2005 THIRD QUARTER RESULTS

               COMPANY ALSO FILES AMENDED SECOND QUARTER 2005 10-Q

PEACHTREE CITY, GA. (Feb. 21, 2006) - World Air Holdings, Inc. (NASDAQ: WLDAE), parent company of World Airways and North American Airlines, today reported its consolidated financial results for the third quarter ended Sept. 30, 2005. The company also filed its restated financial results for the second quarter ended June 30, 2005.

      The operating results include North American Airlines, acquired on April 27, 2005, for the full 2005 third quarter, but do not include North American's third quarter 2004 results. For the first nine months of 2005, results include North American for the period from April 28 to Sept. 30, 2005. North American is not included in last year's nine-month results.

      "We had an excellent quarter that was driven by a high level of military flying," said Randy Martinez, chief executive officer. "As a result of the strength in both our military and commercial business, coupled with the inclusion of North American, we continued to report high levels of revenue, aircraft utilization and total block-hour growth."

THIRD QUARTER FINANCIAL HIGHLIGHTS

-     Consolidated operating revenues for the third quarter of 2005 increased
      68.1 percent to $217.2 million, compared to $129.2 million for the same quarter last year.

- Consolidated operating expenses were $206.9 million compared to $115.4 million in the third quarter of 2004, an increase of $91.5 million, or
      79.3 percent. These expenses primarily reflect increased flying at World Airways and the addition of North American. Third quarter 2005 results included three significant items. The first was a $12.5 million additional accrual for a pending North American court judgment. In December 2005, a California jury awarded the plaintiff approximately $12.7 million in compensatory and punitive damages. While the company plans to vigorously contest this judgment with post-trial motions and an appeal if necessary, the full amount of the jury award has been accrued. This amount was previously expected to be charged against goodwill as an adjustment to a pre-acquisition contingency, however the company has determined that accounting guidance requires the expense to be recognized in the third quarter. The second item was a $1.8 million expense for professional fees associated with the 2004 re-audit of North American and the establishment of accounting procedures since the April 2005 acquisition of North American. The third item was a $1.3 million net gain that the company realized due to a favorable settlement with property tax authorities.

- Third quarter 2005 consolidated operating income was $10.2 million, versus $13.8 million for the comparable quarter of last year.

- Quarterly consolidated net earnings decreased 22.5 percent to $5.5 million, or $0.23 per basic and $0.20 per diluted share, compared to net earnings of $7.1 million, or $0.54 per basic and $0.31 per diluted share, for the third quarter of last year. (Weighted average shares outstanding increased by a total of 10.8 million shares compared to the third quarter of 2004 primarily as a result of the conversion of the 8% Convertible Senior Subordinated Debentures and the exercise of warrants.)

- Consolidated military business generated $144.6 million in revenues for the third quarter of 2005, or an increase of 49.0 percent versus $97.1 million reported by World Airways for the same quarter last year.

- Commissions increased primarily due to higher military revenues generated by World Airways associated with the AMC contract in the third quarter of 2005 and commissions related to North American's scheduled service.

- World Air Holdings ended the third quarter of 2005 with unrestricted cash, cash equivalents and short-term investments of $68.4 million compared to $50.0 million at Dec. 31, 2004. In addition, the company had $5.6 million of restricted cash. The acquisition of North American in April 2005 represented a cash cost of $36.2 million to World Air Holdings (including direct acquisition costs of $1.4 million) less $8.6 million of unrestricted cash from North American at April 27, 2005. This cash cost is exclusive of a $2.6 million subsequent reduction in the purchase price based on terms of the contract.

      "New Air Mobility Command (AMC) 2006 fiscal year contracts for both World Airways and North American were announced in the quarter and several commercial contracts were renewed," Martinez said. "World Airways received a $54 million contract and North American received a $7.3 million contract from the AMC to provide fixed passenger flying in fiscal year 2006, which began Oct. 1, 2005. World Airways and North American will continue to support AMC's expansion flying needs, which generated an additional $342.3 million for World Airways and $126.3 million for North American in the AMC fiscal year 2005 contract, which ended Sept. 30, 2005.

      "World Airways also announced that it will convert one MD-11 passenger aircraft to cargo configuration in 2006, bringing its cargo fleet to six MD-11Fs and two DC-10-30Fs, and North American will add two Boeing 767s to its fleet in 2006.

      "Additional highlights for North American include a renewed contract with GWV Vacations for 2006, providing Boeing 757 service from the East Coast to Caribbean and Mexican destinations. North American also initiated new weekly, non-stop scheduled service between Accra, Ghana and John F. Kennedy International Airport in New York on July 1, and discontinued scheduled service between Oakland, Calif., and Hawaii effective Sept. 1."

HIGHLIGHTS - WORLD AIRWAYS

World Airways increased its total block hours 22.0 percent, to 15,578 compared to 12,771 in the same period last year. The company increased its aircraft utilization rate 14.9 percent to 10.0 hours per day, versus 8.7 hours per day in the third quarter of last year.

      Per block hour results are as follows:

                                             Per Block Hour Results
                            --------------------------------------------------------------
                            Third Quarter 2005        Third Quarter 2004        Difference
                            ------------------        ------------------        ----------
Operating revenue               $ 9,788                     $10,115              $  (327)
Operating costs                 $ 8,530                     $ 9,037              $   507
Operating margin                $ 1,258                     $ 1,078              $   180

HIGHLIGHTS - NORTH AMERICAN AIRLINES

North American operated 7,012 total block hours for the quarter ended Sept. 30, 2005, with an aircraft utilization rate of 9.5 hours per day.

      Per block hour results are as follows:

                                                     Per Block Hour Results
                                                       Third Quarter 2005
                                                     ----------------------
Operating revenue                                          $  9,219
Operating costs                                            $ 10,647
Operating margin                                           $ (1,428)

      The negative operating margin was primarily due to professional fees, the accrual for the pending litigation, and losses from scheduled service between Oakland, Calif., and Hawaii until it was discontinued Sept.1, 2005, offset by the favorable settlement with property tax authorities.

NINE-MONTH FINANCIAL HIGHLIGHTS

- Revenues for the first nine months of 2005 were $548.6 million compared to $373.8 million for the same period of 2004, an increase of $174.8 million, or 46.8 percent.

- Operating income increased to $38.2 million, an increase of $6.4 million or 20.2 percent, compared to $31.8 million for the same period of the prior year.

- Earnings before income tax increased by 25.6 percent to $34.0 million versus $27.0 million over the same period of 2004.

- Net earnings were $20.9 million, or $0.94 per basic and $.79 per diluted share, versus net earnings of $17.5 million, or $1.46 per basic and $0.77 per diluted share, for the same period a year ago. Basic and diluted per share results were computed on the basis of 22.2 and 26.7 million weighted average shares outstanding for 2005, and 12.0 and 23.8 million weighted average shares for 2004.

SECOND QUARTER RESTATED RESULTS

      Operating revenue for the second quarter for 2005 totaled $171.9 million, compared to the previously reported $172.6 million. Operating income was $10.8 million, compared to the previously reported $8.2 million. Quarterly net earnings were $5.5 million or $0.23 per basic and $0.21 per diluted share, compared to the previously reported net earnings of $4.2 million or $0.18 per basic and $0.16 per diluted share.

      The restatement adjustments at North American included entries to record operating expenses in the correct accounting period, including adjustments to flight, maintenance, aircraft costs, and sales, general and administrative costs; and a reclassification of the fuel reconciliation adjustments from revenue to fuel expense. World Airways recorded adjustments to include entries regarding the timing of expensing recoverable spare parts, flight crew special pay requests, asset disposals and certain operating expenses, the timing of recognizing a vendor rebate and incorrect use of the original cost basis for recognizing depreciation expense of certain impaired aircraft parts. Details are available in the Form 10-Q/A for the quarter ended June 30, 2005, filed Feb. 21, 2006. A table showing the unaudited effects of the restatement is attached.

                            INVESTOR CONFERENCE CALL
                         Feb. 22, 2006, at 9:00 a.m. EST
                Phone: 866-436-5160, Conference ID number 5774400

      A conference call will begin at 9:00 a.m. EST on Feb. 22, 2006. Investors and media can access the conference by calling 866-436-5160, ID NUMBER 5774400 prior to the 9:00 a.m. start time. The investor call will be available live via the World Wide Web at www.worldairholdings.com/investor. The on-line replay will be available until March 8, 2006, at the same site shortly after the Webcast is complete.

ABOUT WORLD AIR HOLDINGS, INC.

      World Air Holdings has three wholly owned subsidiaries, World Airways, Inc., North American Airlines, Inc., and World Risk Solutions, Ltd. World Airways is a charter passenger and cargo airline founded in 1948, North American is a charter passenger airline founded in 1989, and World Risk Solutions is an insurance subsidiary established in 2004. For additional information, visit www.worldairholdings.com.

["Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition in the market for air transportation services, the cyclical nature of the air carrier business, reliance on key marketing relationships, fluctuations in operating results and other risks detailed from time to time in the company's periodic reports filed with the SEC (reports are available from the company upon request). These various risks and uncertainties may cause the company's actual results to differ materially from those expressed in any of the forward looking statements made by, or on behalf of the company in this release.]

                                       ###

                            WORLD AIR HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30,
                (IN THOUSANDS EXCEPT PER SHARE & BLOCK HOUR DATA)
                                   (UNAUDITED)

                                                  THREE MONTHS ENDED SEPTEMBER 30,            NINE MONTHS ENDED SEPTEMBER 30,
                                           ------------------------------------------    -----------------------------------------
                                                                      BETTER (WORSE)                               BETTER (WORSE)
                                                                   ------------------                            -----------------
                                             2005        2004        DIFF        %          2005       2004        DIFF        %
                                           ---------   ---------   ---------   ------    ---------   ---------   ---------    ----
OPERATING REVENUES
   FLIGHT OPERATIONS                       $ 216,703   $ 128,573   $  88,130     68.5%   $ 546,814   $ 372,299   $ 174,515    46.9%
   ALL OTHER                                     477         602        (125)   -20.8%       1,797       1,520         277    18.2%
                                           ---------   ---------   ---------             ---------   ---------   ---------
     TOTAL OPERATING REVENUE                 217,180     129,175      88,005     68.1%     548,611     373,819     174,792    46.8%

OPERATING EXPENSES
   FLIGHT                                     62,532      40,600     (21,932)   -54.0%     156,283     119,107     (37,176)  -31.2%
   MAINTENANCE                                27,018      19,295      (7,723)   -40.0%      77,713      57,183     (20,530)  -35.9%
   AIRCRAFT COSTS                             31,368      19,498     (11,870)   -60.9%      79,567      56,595     (22,972)  -40.6%
   FUEL                                       42,063      17,603     (24,460)  -139.0%     103,872      52,168     (51,704)  -99.1%
   FLIGHTS SUBCONTRACTED TO OTHER CARRIER        339           -        (339)    N.M.        2,064       1,599        (465)  -29.1%
   COMMISSIONS                                 8,165       5,667      (2,498)   -44.1%      24,726      16,798      (7,928)  -47.2%
   DEPRECIATION AND AMORTIZATION               1,872       1,258        (614)   -48.8%       5,292       3,819      (1,473)  -38.6%
   SALES, GENERAL AND ADMINISTRATIVE          21,088      11,490      (9,598)   -83.5%      48,392      34,759     (13,633)  -39.2%
   LITIGATION CONTINGENCY                     12,500           -     (12,500)    N.M.       12,500           -     (12,500)   N.M.
                                           ---------------------------------             ---------------------------------
     TOTAL OPERATING EXPENSES                206,945     115,411     (91,534)   -79.3%     510,409     342,028    (168,381)  -49.2%
                                           ---------   ---------   ---------             ---------   ---------   ---------

OPERATING INCOME                              10,235      13,764      (3,529)   -25.6%      38,202      31,791       6,411    20.2%

OTHER INCOME (EXPENSE)
   INTEREST EXPENSE                           (1,217)     (1,114)       (103)    -9.2%      (3,344)     (3,903)        559    14.3%
   INTEREST INCOME                               400         141         259    183.7%         910         388         522   134.5%
   OTHER, NET                                   (575)       (252)       (323)  -128.2%      (1,801)     (1,232)       (569)  -46.2%
                                           ---------   ---------   ---------             ---------   ---------   ---------
     TOTAL OTHER, NET                         (1,392)     (1,225)       (167)   -13.6%      (4,235)     (4,747)        512    10.8%
                                           ---------   ---------   ---------             ---------   ---------   ---------

EARNINGS BEFORE INCOME TAXES                   8,843      12,539      (3,696)   -29.5%      33,967      27,044       6,923    25.6%
                                           ---------   ---------   ---------             ---------   ---------   ---------

INCOME TAXES                                   3,373       5,485       2,112     38.5%      13,093       9,546      (3,547)  -37.2%

NET EARNINGS                               $   5,470   $   7,054   $  (1,584)   -22.5%   $  20,874   $  17,498   $   3,376    19.3%
                                           =========   =========   =========             =========   =========   =========

BASIC EARNINGS PER SHARE:
   NET EARNINGS                            $    0.23   $    0.54   $   (0.31)   -57.4%   $    0.94   $    1.46   $   (0.52)  -35.6%
                                           =========   =========   =========             =========   =========   =========
   WEIGHTED AVERAGE SHARES OUTSTANDING        23,789      12,956      10,833     83.6%      22,155      12,013      10,142    84.4%

DILUTED EARNINGS PER SHARE:
   NET EARNINGS                            $    0.20   $    0.31   $   (0.11)   -35.5%   $    0.79   $    0.77   $    0.02     2.6%
                                           =========   =========   =========             =========   =========   =========
   WEIGHTED AVERAGE SHARES OUTSTANDING        27,072      23,674       3,398     14.4%      26,734      23,802       2,932    12.3%

                            WORLD AIR HOLDINGS, INC.
                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                       September 30,     December 31,
                                                           2005              2004
                                                       --------------    ------------
ASSETS
Current assets:
   Cash and cash equivalents                           $      38,378     $     16,306
   Restricted cash                                             5,577            4,926
   Short-term investments                                     30,000           33,650
   Accounts receivable, net                                   49,495           52,382
   Prepaid expenses and other current assets                  14,034            8,335
   Deferred tax assets                                         9,417            6,685
                                                       -------------     ------------
     Total current assets                                    146,901          122,284

Equipment and property, net                                   34,766           33,193
Intangible equipment and property                              7,629                -
Long-term deposits                                            23,348           18,237
Other assets and deferred charges, net                         4,474            5,603
Goodwill                                                      21,883                -
                                                       -------------     ------------
     Total assets                                      $     239,001     $    179,317
                                                       =============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

   Current maturities of long-term debt                $      30,000     $      6,000
   Accounts payable                                           33,022           35,482
   Current portion of accrued rent                             4,875            5,489
   Current portion of deferred rent                              111            3,242
   Unearned revenue                                           15,220            6,293
   Accrued maintenance                                         9,233            4,179
   Accrued salaries, wages and profit sharing                 21,866           20,463
   Accrued taxes                                               8,144            8,482
   Other accrued liabilities                                  22,415            1,861
                                                       -------------     ------------
     Total current liabilities                               144,886           91,491

Long-term debt, net of current maturities                          -           43,879
Deferred gain from sale-leaseback transactions, net            1,158            1,645
Accrued post-retirement benefits                               5,081            4,081
Accrued and deferred rent, net of current portions             7,705            5,615
Deferred tax liability                                         4,970            2,208
                                                       -------------     ------------
     Total liabilities                                       163,800          148,919

Stockholders' equity:
   Preferred stock                                                 -                -
   Common stock                                                   25               18
   Additional paid-in capital                                 66,905           42,712
   Retained earnings                                          21,399              525
   Deferred stock-based compensation                            (271)               -
   Treasury stock, at cost                                   (12,857)         (12,857)
                                                       -------------     ------------
     Total stockholders' equity                               75,201           30,398
                                                       -------------     ------------
     Total liabilities and stockholders' equity        $     239,001     $    179,317
                                                       =============     ============

                            WORLD AIR HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   THREE MONTHS AND SIX MONTHS ENDED JUNE 30,
                         (IN THOUSANDS EXCEPT PER SHARE)
                                   (UNAUDITED)

                                                    THREE MONTHS ENDED JUNE 30,                  SIX MONTHS ENDED JUNE 30,
                                           ------------------------------------------   ------------------------------------------
                                                                     BETTER (WORSE)                                BETTER (WORSE)
                                           AS RESTATED              -----------------   AS RESTATED              -----------------
                                              2005        2004        DIFF       %         2005         2004       DIFF       %
                                           -----------  ---------   ---------  ------   -----------  ---------   ---------  ------
OPERATING REVENUES
   FLIGHT OPERATIONS                        $ 171,091   $ 114,707   $  56,384    49.2%   $330,111    $ 243,726   $  86,385    35.4%
   ALL OTHER                                      791         353         438   124.1%      1,320          918         402    43.8%
                                            ---------   ---------   ---------            --------    ---------   ---------
     TOTAL OPERATING REVENUE                  171,882     115,060      56,822    49.4%    331,431      244,644      86,787    35.5%

OPERATING EXPENSES
   FLIGHT                                      48,582      37,705     (10,877)  -28.8%     93,751       78,507     (15,244)  -19.4%
   MAINTENANCE                                 25,740      20,032      (5,708)  -28.5%     50,695       37,888     (12,807)  -33.8%
   AIRCRAFT COSTS                              27,270      17,426      (9,844)  -56.5%     48,199       37,097     (11,102)  -29.9%
   FUEL                                        31,338      16,363     (14,975)  -91.5%     61,809       34,565     (27,244)  -78.8%
   FLIGHTS SUBCONTRACTED TO OTHER CARRIER       1,217          81      (1,136)    N.M.      1,725        1,599        (126)   -7.9%
   COMMISSIONS                                  7,702       4,831      (2,871)  -59.4%     16,561       11,131      (5,430)  -48.8%
   DEPRECIATION AND AMORTIZATION                1,965       1,274        (691)  -54.2%      3,420        2,561        (859)  -33.5%
   SALES, GENERAL AND ADMINISTRATIVE           17,279      12,960      (4,319)  -33.3%     27,304       23,269      (4,035)  -17.3%
                                            ---------   ---------   ---------            --------    ---------   ---------
     TOTAL OPERATING EXPENSES                 161,093     110,672     (50,421)  -45.6%    303,464      226,617     (76,847)  -33.9%

OPERATING INCOME                               10,789       4,388       6,401   145.9%     27,967       18,027       9,940    55.1%

OTHER INCOME (EXPENSE)
   INTEREST EXPENSE                            (1,142)     (1,247)        105     8.4%     (2,127)      (2,789)        662    23.7%
   INTEREST INCOME                                241         125         116    92.8%        510          247         263   106.5%
   OTHER, NET                                  (1,023)       (347)       (676) -194.8%     (1,226)        (980)       (246)  -25.1%
                                            ---------   ---------   ---------            --------    ---------   ---------
     TOTAL OTHER, NET                          (1,924)     (1,469)       (455)  -31.0%     (2,843)      (3,522)        679    19.3%
                                            ---------   ---------   ---------            --------    ---------   ---------

EARNINGS BEFORE INCOME TAXES                    8,865       2,919       5,946   203.7%     25,124       14,505      10,619    73.2%
                                            ---------   ---------   ---------            --------    ---------   ---------

INCOME TAXES                                    3,359         350      (3,009) -859.7%      9,720        4,061      (5,659) -139.3%

NET EARNINGS                                $   5,506   $   2,569   $   2,937   114.3%   $ 15,404    $  10,444   $   4,960    47.5%
                                            =========   =========   =========            ========    =========   =========

BASIC EARNINGS PER SHARE:
   NET EARNINGS                             $    0.23   $    0.22   $    0.01     4.5%   $   0.72    $    0.91   $   (0.19)  -20.9%
                                            =========   =========   =========            ========    =========   =========
   WEIGHTED AVERAGE SHARES OUTSTANDING         23,600      11,637      11,963   102.8%     21,325       11,536       9,789    84.9%

DILUTED EARNINGS PER SHARE:
   NET EARNINGS                             $    0.21   $    0.12   $    0.09    75.0%   $   0.59    $    0.46   $    0.13    28.3%
                                            =========   =========   =========            ========    =========   =========
   WEIGHTED AVERAGE SHARES OUTSTANDING         26,668      23,252       3,416    14.7%     26,508       23,858       2,650    11.1%

                            WORLD AIR HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                      AS RESTATED
                                                       JUNE 30,     DECEMBER 31,
                                                         2005          2004
                                                      -----------   ------------
ASSETS
Current assets:
   Cash and cash equivalents                           $  46,501     $  49,956
   Restricted cash                                         5,936         4,926
   Accounts receivable, net                               57,850        52,382
   Prepaid expenses and other current assets              15,876         8,335
   Deferred tax assets                                     6,906         6,685
                                                       ---------     ---------
     Total current assets                                133,069       122,284

Equipment and property, net                               34,965        33,193
Intangible equipment and property                          7,903             -
Long-term deposits                                        23,015        18,237
Other assets and deferred charges, net                     5,034         5,603
Goodwill                                                  21,883             -
                                                       ---------     ---------
     Total assets                                      $ 225,869     $ 179,317
                                                       =========     =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current maturities of long-term debt                $  30,000     $   6,000
   Accounts payable                                       41,659        35,482
   Current portion of accrued rent                         5,550         5,489
   Current portion of deferred rent                            -         3,242
   Unearned revenue                                       25,757         6,293
   Accrued maintenance                                     6,238         4,179
   Accrued salaries, wages and profit sharing             18,263        20,463
   Accrued taxes                                           7,522         8,482
   Other accrued liabilities                               6,628         1,861
                                                       ---------     ---------
     Total current liabilities                           141,617        91,491

Long-term debt, net of current maturities                      -        43,879
Deferred gain from sale-leaseback transactions, net        1,260         1,645
Accrued post-retirement benefits                           4,331         4,081
Accrued and deferred rent, net of current portions         5,120         5,615
Deferred tax liability                                     4,098         2,208
                                                       ---------     ---------
     Total liabilities                                   156,426       148,919

Stockholders' equity:
   Preferred stock                                             -             -
   Common stock                                               25            18
   Additional paid-in capital                             66,636        42,712
   Retained earnings                                      15,929           525
   Unearned compensation                                    (290)            -
   Treasury stock, at cost                               (12,857)      (12,857)
                                                       ---------     ---------
     Total stockholders' equity                           69,443        30,398
                                                       ---------     ---------
     Total liabilities and stockholders' equity        $ 225,869     $ 179,317
                                                       =========     =========

                       AS RESTATED AND PREVIOUSLY REPORTED

                            WORLD AIR HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   THREE MONTHS AND SIX MONTHS ENDED JUNE 30,
                        (IN THOUSANDS EXCEPT PER SHARE)
                                  (UNAUDITED)

                                             THREE MONTHS ENDED JUNE 30,                    SIX MONTHS ENDED JUNE 30,
                                      ------------------------------------------     ------------------------------------------
                                      AS RESTATED  PREVIOUSLY                        AS RESTATED  PREVIOUSLY
                                                    REPORTED    BETTER    (WORSE)                  REPORTED     BETTER    (WORSE)
                                         2005         2005       DIFF       %          2005         2005         DIFF       %
                                      -----------  ----------  ---------  -------    ------------ -----------  ---------  -------
OPERATING REVENUES
  FLIGHT OPERATIONS                   $   171,091  $  171,976  $    (885)    -0.5%   $   330,111   $  330,996  $    (885)    -0.3%
  ALL OTHER                                   791         622        169     27.2%         1,320        1,151        169     14.7%
                                      -----------  ----------  ---------             ------------ -----------  ---------
     TOTAL OPERATING REVENUE              171,882     172,598       (716)    -0.4%       331,431      332,147       (716)    -0.2%

OPERATING EXPENSES
  FLIGHT                                   48,582      48,722        140      0.3%        93,751       93,891        140      0.1%
  MAINTENANCE                              25,740      27,829      2,089      7.5%        50,695       52,784      2,089      4.0%
  AIRCRAFT COSTS                           27,270      27,738        468      1.7%        48,199       48,667        468      1.0%
  FUEL                                     31,338      32,105        767      2.4%        61,809       62,576        767      1.2%
  FLIGHTS SUBCONTRACTED TO OTHER
  CARRIERS                                  1,217       1,120        (97)     N.M.         1,725        1,628        (97)    -6.0%
  COMMISSIONS                               7,702       7,702         --      0.0%        16,561       16,561         --      0.0%
  DEPRECIATION AND AMORTIZATION             1,965       1,736       (229)   -13.2%         3,420        3,191       (229)    -7.2%
  SALES, GENERAL AND ADMINISTRATIVE        17,279      17,442        163      0.9%        27,304       27,467        163      0.6%
                                      -----------  ----------  ---------             ------------ -----------  ---------
     TOTAL OPERATING EXPENSES             161,093     164,394      3,301      2.0%       303,464      306,765      3,301      1.1%

OPERATING INCOME                           10,789       8,204      2,585     31.5%        27,967       25,382      2,585     10.2%

OTHER INCOME (EXPENSE)
  INTEREST EXPENSE                         (1,142)     (1,142)        --      0.0%        (2,127)      (2,217)        --      0.0%
  INTEREST INCOME                             241         241         --      0.0%           510          510         --      0.0%
  OTHER, NET                               (1,023)       (245)      (778)  -317.6%        (1,226)        (448)      (778)  -173.7%
                                      -----------  ----------  ---------             ------------ -----------  ---------
     TOTAL OTHER, NET                      (1,924)     (1,146)      (778)   -67.9%        (2,843)      (2,065)      (778)   -37.7%
                                      -----------  ----------  ---------             ------------ -----------  ---------
EARNINGS BEFORE INCOME TAXES                8,865       7,058      1,807     25.6%        25,124       23,317      1,807      7.7%
                                      -----------  ----------  ---------             ------------ -----------  ---------
INCOME TAXES                                3,359       2,872       (487)   -17.0%         9,720        9,233       (487)    -5.3%

NET EARNINGS                          $     5,506  $    4,186  $   1,320     31.5%   $    15,404  $    14,084  $   1,320      9.4%
                                      -----------  ----------  ---------             ------------ -----------  ---------
BASIC EARNINGS PER SHARE:

  NET EARNINGS                        $      0.23  $     0.18  $    0.05     27.8%   $      0.72  $      0.66  $    0.06      9.1%
                                      -----------  ----------  ---------             ------------ -----------  ---------
  WEIGHTED AVERAGE SHARES OUTSTANDING      23,600      23,600         --      0.0%        21,325       21,325         --      0.0%

DILUTED EARNINGS PER SHARE:
  NET EARNINGS                        $      0.21  $     0.16  $    0.05     31.3%   $      0.59  $      0.54  $    0.05      9.3%
                                      -----------  ----------  ---------             ------------ -----------  ---------
  WEIGHTED AVERAGE SHARES OUTSTANDING      26,668      26,671         (3)     0.0%        26,508       26,510         (2)     0.0%

                        AS RESTATED AND PREVIOUSLY FILED

                            WORLD AIR HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                          PREVIOUSLY
                                                                      AS RESTATED           FILED
                                                                        JUNE 30,           JUNE 30,
                                                                         2005                2005
                                                                     --------------     ---------------
ASSETS
Current assets:
    Cash and cash equivalents                                        $       46,501     $        46,501    $        -        0.0%
    Restricted cash                                                           5,936               5,936             0        0.0%
    Accounts receivable, net                                                 57,850              55,662         2,188        3.9%
    Prepaid expenses and other current assets                                15,876              11,173         4,703       42.1%
    Deferred tax assets                                                       6,906               6,203           703       11.3%
                                                                     --------------     ---------------    ----------
          Total current assets                                              133,069             125,475         7,594        6.1%

Equipment and property, net                                                  34,965              35,956          (991)      -2.8%
Intangible equipment and property                                             7,903               7,903             0        0.0%
Long-term deposits                                                           23,015              23,015             0        0.0%
Other assets and deferred charges, net                                        5,034               5,040            (6)      -0.1%
Goodwill                                                                     21,883              21,602           281        1.3%
                                                                     --------------     ---------------    ----------
          Total assets                                               $      225,869     $       218,991         6,878        3.1%
                                                                     ==============     ===============    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Current maturities of long-term debt                             $       30,000     $        11,000        19,000      172.7%
    Accounts payable                                                         41,659              39,127         2,532        6.5%
    Current portion of accrued rent                                           5,550               5,550             0        0.0%
    Unearned revenue                                                         25,757              25,757             0        0.0%
    Accrued maintenance                                                       6,238               5,650           588       10.4%
    Accrued salaries, wages and profit sharing                               18,263              17,785           478        2.7%
    Accrued taxes                                                             7,522               6,246         1,276       20.4%
    Other accrued liabilities                                                 6,628               7,057          (429)      -6.1%
                                                                     --------------     ---------------    ----------
          Total current liabilities                                         141,617             118,172        23,445       19.8%

Long-term debt, net of current maturities                                         -              19,000       (19,000)    -100.0%
Deferred gain from sale-leaseback transactions, net                           1,260               1,260             0        0.0%
Accrued post-retirement benefits                                              4,331               4,331             0        0.0%
Accrued and deferred rent, net of current portions                            5,120               3,028         2,092       69.1%
Deferred tax liability                                                        4,098               5,077          (979)     -19.3%
                                                                     --------------     ---------------    ----------
          Total liabilities                                                 156,426             150,868         5,558        3.7%

Stockholders' equity:
    Preferred stock                                                               -                   -
    Common stock                                                                 25                  25             0        0.0%
    Additional paid-in capital                                               66,636              66,636             0        0.0%
    Retained earnings                                                        15,929              14,609         1,320        9.0%
    Unearned compensation                                                      (290)               (290)            0        0.0%
    Treasury stock, at cost                                                 (12,857)            (12,857)            0        0.0%
                                                                     --------------     ---------------    ----------
          Total stockholders' equity                                         69,443              68,123         1,320        1.9%
                                                                     --------------     ---------------    ----------
          Total liabilities and stockholders' equity                 $      225,869     $       218,991         6,878        3.1%
                                                                     ==============     ===============    ==========